Exhibit 11.2

Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated April 10, 2025, with respect to the consolidated financial statements of Rise Companies Corp. and its subsidiaries, incorporated herein by reference, and to the reference to our firm under the heading “Experts” in the Offering Circular.

Philadelphia, Pennsylvania
September 11, 2025